UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 15, 2006

(Date of earliest event reported)

E Med Future, Inc.

(Exact name of registrant as specified in its charter)

Nevada	033-55254-36	87-0485314
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

794 Morrison Road, Suite 911 Columbus, Ohio	43230
(Address of principal executive offices)	(Zip Code)

(877) 855-1319

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On June 26, 2006, E Med Future, Inc. (the “Company”) terminated any and all of its distribution and representation arrangements with Safe Medical Solutions, LLC, PR Market Research and Kenneth Jackson, the Company’s former director of research and the owner of these companies. The Company intends to develop its marketing channels and efforts internally and expects no disruption in operations from the termination of these arrangements. PR Market Research remains a significant stockholder of the Company.

Item 3.02. Unregistered Sales of Equity Securities.

On June 15, 2006, the Company issued 3.5 million shares of its common stock, par value $0.001 per share (the “Shares”), to each of Ronald L. Alexander, a director of the Company, and Donald Sullivan, the Chief Financial Officer and Interim Chief Executive Officer and a director of the Company. All Shares were issued at a price of $0.02 a share. The Shares issued to Mr. Alexander were issued as consideration for amounts advanced by Mr. Alexander to the Company. The Shares issued to Mr. Sullivan were issued as consideration for accrued, unpaid salary. The Shares issued were not registered under the Securities Act of 1933, as amended (the “Act”), in reliance on the exemption from registration provided by Section 4(2) of the Act.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E MED FUTURE, INC.

By:	/s/ Donald Sullivan
Donald Sullivan, Chief Financial Officer and Interim Chief Executive Officer

Date: June 29, 2006

3